Exhibit 10.1

EPR PROPERTIES
2020 LONG TERM INCENTIVE PLAN

ARTICLE 1
INTRODUCTION

1.1 BACKGROUND. This 2020 Long Term Incentive Plan is adopted by EPR Properties (the “Company”) as a subplan of the Equity Incentive Plan (as defined below), consisting of a program for the grant of Restricted Shares and Performance Shares under the Equity Incentive Plan.

1.2. ADMINISTRATION. The LTIP will be administered by the Committee. The Committee, from time to time, may adopt any rules or procedures it deems necessary or desirable for the proper and efficient administration of the LTIP, consistent with the terms hereof and of the Equity Incentive Plan. The Committee’s determinations and interpretations with respect to the LTIP will be final and binding on all parties.

ARTICLE 2
DEFINITIONS

2.1. DEFINITIONS. Capitalized terms used herein and not otherwise defined will have the meanings assigned such terms in the Equity Incentive Plan. In addition, the following terms will have the following meanings for purposes of the LTIP:

“Award” means an award of Restricted Shares and/or Performance Shares pursuant to Section 5.1 hereof.

“Award Agreement” means a certificate provided to a Participant setting forth the terms and conditions relating to a particular Award.

“Cause” has the same meaning as set forth in the EPR Properties Employee Severance and Retirement Vesting Plan adopted by the Compensation and Human Capital Committee of the Company on January 31, 2020.

“Effective Date” has the meaning set forth in Section 6.11 hereof.

“Equity Incentive Plan” means the EPR Properties 2016 Equity Incentive Plan, as may be amended from time to time, or any successor plan designated as the Equity Incentive Plan for purposes of this LTIP.

“Good Reason” has the same meaning as set forth in the EPR Properties Employee Severance and Retirement Vesting Plan adopted by the Compensation and Human Capital Committee of the Company on January 31, 2020.

“LTIP” means the long-term incentive plan embodied herein, as amended from time to time, known as the EPR Properties 2020 Long Term Incentive Plan.

“Participant” means an officer or key employee to whom an Award has been granted under the LTIP.

“Performance Period” means the period over which performance will be measured with respect to one or more performance goals established for Performance Shares. The relevant Performance Period for each such performance goal will be specified in the Award Agreement.

“Performance Shares” means a notional right to earn, on a one-for-one basis, Shares, based on the achievement of performance goals and other conditions set forth in an applicable Award Agreement. The Performance

Shares will be credited to a bookkeeping account on behalf of the Participant at the time of grant and do not represent actual Shares.

“Retirement” means a termination of employment of a Retirement Eligible Participant that has been approved by the Board, other than for Cause, provided such Participant has provided the Board with at least 12 months prior notice of retirement.

“Retirement Eligible Participant” means any Participant (a) whose age plus Years of Service is equal to or greater than 70, or (b) who has been employed with the Company for a minimum of 5 years and whose age is equal to or greater than 62.
“Years of Services” means the number of years (and any fraction thereof) in which an employee of the Company has been employed as a full-time employee.
“Restricted Shares” means non-vested, restricted Shares which vest based on the passage of time as set forth in the applicable Award Agreement.

ARTICLE 3
SOURCE OF SHARES

3.1. SOURCE OF SHARES. The Shares issued in settlement of an Award will be issued under the Equity Incentive Plan, subject to the terms and conditions of the Equity Incentive Plan. The terms contained in the Equity Incentive Plan are incorporated into and made a part of this LTIP with respect to Shares granted pursuant hereto and any such Awards will be governed by and construed in accordance with the Equity Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Equity Incentive Plan and the provisions of this LTIP, the Committee shall have the exclusive discretion to resolve such conflict. This LTIP does not constitute a separate source of Shares for the Awards described herein.

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

4.1. ELIGIBILITY AND PARTICIPATION. Participation in the LTIP is limited to those officers and key employees of the Company and its Affiliates approved by the Committee who, through the effective execution of their assigned duties and responsibilities, are in a position to have a direct and measurable impact on the Company's long-term financial results.

ARTICLE 5
AWARDS

5.1. GRANT OF AWARDS. The Committee, in its sole discretion, may from time to time grant awards of Restricted Shares and/or Performance Shares to an eligible Participant. The Award(s) will set forth the number of Restricted Shares and/or Performance Shares granted to a Participant. The number of Restricted Shares and/or Performance Shares will be valued on the grant date using the volume weighted average price of the Company’s common shares based on the last 30 trading days prior to such grant date.

By way of example, the Committee may award one-third (1/3) of a Participant’s award in the form of Restricted Shares and two-thirds (2/3) in the form of Performance Shares. The actual number of Performance Shares that may be earned with respect to an Award can vary from the target number of Performance Shares, ranging from zero to a stated maximum, based upon the attainment of the designated performance goals.

Awards may, but need not, include the right to receive dividends or dividend equivalents, such that the settlement of the award will include an additional number of Shares that would have been accumulated if the Restricted Shares and Performance Shares had been issued by the Company without restrictions. In no event, however, will dividends or dividend equivalent shares be issued with respect to any Restricted Shares that do not vest or Performance Shares that are not earned.

5.2. CERTIFICATION OF PERFORMANCE. As soon as reasonably possible after the close of each Performance Period, the Committee will determine and certify in writing the number of Performance Shares earned under the Award for such Performance Period, based on the application of the adjustments described in the Award Agreement. The Committee will have the sole authority to determine to the number of Performance Shares earned; provided, however, that the Committee may not increase the number of Performance Shares earned over the number that would be earned based on the application of the performance formula designated in the Award Agreement. Any settlement of an Award will be conditioned on the written certification of the Committee in each case as to the achievement of the performance goals outlined in the Award Agreement over the Performance Period and that any other material conditions for the payment of Awards were satisfied.

5.3. SETTLEMENT OF PERFORMANCE SHARES. The Performance Shares earned under an Award will be settled as soon as practicable following the certification by the Committee referenced in Section 5.2, but in no event earlier than January 1 or later than March 15 of the year following the end of the Performance Period. Subject to share availability under the Equity Incentive Plan, settlement of the Performance Shares will be made in the form of Shares, unless otherwise provided in the case of a Change in Control.

5.4. EARLY TERMINATION OF AWARD. The Award Agreement will determine whether an Award will be accelerated upon a Participant’s termination of employment, death, Disability, Retirement, Change in Control, or other special circumstance determined by the Committee.

ARTICLE 6
MISCELLANEOUS

6.1. AMENDMENT OR TERMINATION. The Committee may, at any time, alter, amend, modify, suspend or discontinue the LTIP, but may not, without the consent of a Participant, make any alteration that would adversely affect an Award previously granted under the LTIP. Notwithstanding anything herein to the contrary, the Committee may, without any Participant’s consent, amend or interpret this LTIP to the extent necessary to comply with Section 409A of the Code and Treasury regulations and guidance with respect to such law.

6.2. INFORMATION TO BE FURNISHED BY PARTICIPANTS. Participants, or any other persons entitled to benefits under the LTIP, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the LTIP. The benefits under the LTIP for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he or she furnish full, true and complete data, evidence or other information, and that he or she will promptly sign any document reasonably related to the administration of the LTIP requested by the Committee.

6.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE. Reference is made to the provisions of Section 18.2 of the Equity Incentive Plan, which are specifically incorporated herein by reference.

6.4. NO EMPLOYMENT RIGHTS. The LTIP does not constitute a contract of employment and participation in the LTIP will not give a Participant the right to be rehired or retained in the employ of the Company, nor will participation in the LTIP give any Participant any right or claim to any benefit under the LTIP, unless such right or claim has specifically accrued under the terms of the LTIP.

6.5. GENDER AND NUMBER. Where the context admits, words in the masculine gender will include the feminine gender, the plural will include the singular and the singular will include the plural.

6.6. CONTROLLING LAWS. Except to the extent superseded by laws of the United States, the laws of Maryland will be controlling in all matters relating to the LTIP.

6.7. SEVERABILITY. In the event any provisions of the LTIP will be held to be illegal or invalid for any reason, such illegality or invalidity will not affect the remaining parts of the LTIP, and the LTIP will be construed and endorsed as if such illegal or invalid provisions had never been contained in the LTIP.

6.8. EFFECT OF HEADINGS. The descriptive headings of the sections of this LTIP are inserted for convenience of reference and identification only and do not constitute a part of this LTIP for purposes of interpretation.

6.9. NON-TRANSFERABILITY. No Award will be transferable, except by the Participant’s will or the law of descent and distribution. During the Participant’s lifetime, his or her Award will be payable only to the Participant. The Award and any rights and privileges pertaining thereto will not be transferred, assigned, pledged or hypothecated by a Participant in any way, whether by operation of law or otherwise and will not be subject to execution, attachment or similar process.

6.10. FUNDING. Any benefits payable in cash under this LTIP to a Participant or to a beneficiary will be paid by the Company from its general assets. The Company is not required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this LTIP. The Company may, however, in its sole discretion, set funds aside in investments to meet its anticipated obligations under the LTIP. Any such action or set-aside may not be deemed to create a trust of any kind between the Company and any Participant or beneficiary or to constitute the funding of any LTIP benefits. Consequently, any person entitled to a payment under the LTIP will have no rights greater than the rights of any other unsecured creditor of the Company.

6.11. EFFECTIVE DATE. The LTIP was adopted by the Committee on February 20, 2020 (the “Effective Date”).

EPR PROPERTIES

By: /s/ Craig L. Evans
Craig L. Evans, Secretary